UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017 (December 29, 2016)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed by BankUnited, Inc. (the "Company") in a Form 8-K filed August 31, 2016, Rajinder P. Singh, the Company's Chief Operating Officer, will succeed John A. Kanas as President and Chief Executive Officer effective January 1, 2017, and Mr. Kanas will retire from his role as President and Chief Executive Officer of the Company, effective December 31, 2016.

In connection with Mr. Singh's becoming President and Chief Executive Officer, on December 29, 2016, the Company amended his employment agreement, dated February 2, 2016, to reflect a three year term commencing January 1, 2017, the change in his title and reporting relationship and the associated increases in his annual base salary, target annual incentive opportunity and target long-term incentive award opportunity, in each case effective January 1, 2017.  In addition, in recognition of Mr. Singh's promotion, on December 29, 2016, the Company granted a one-time promotion award of 39,979 restricted stock units to Mr. Singh which will vest in full on the fifth anniversary of the grant date, subject to Mr. Singh's continued employment with the Company through such date, or upon an earlier change in control or qualifying termination of employment.

At the request of the Company, in connection with Mr. Kanas' retirement, on December 29, 2016, Mr. Kanas entered into an advisor and restrictive covenant agreement to provide advisory services to the Company for two years following his retirement date. In addition, Mr. Kanas agreed to extend the duration and broaden the scope of the restrictive covenants, including non-competition and customer non-solicitation restrictions, applicable to him following his retirement. Under the agreement, in respect of the advisory services, the Company agreed to provide Mr. Kanas with an annual fee of $200,000, office and administrative support, access to healthcare benefits at Mr. Kanas' expense and the opportunity to continue to vest in outstanding equity incentive awards (subject to the achievement of performance goals for any performance-vesting awards).

The foregoing descriptions of the advisor and restrictive covenant agreement with Mr. Kanas,  employment agreement amendment with Mr. Singh and restricted stock unit award to Mr. Singh are qualified in their entirety by reference to the full text of the advisor and restrictive covenant agreement, employment agreement amendment and restricted stock unit award agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1	Advisor and Restrictive Covenant Agreement, dated December 29, 2016, between BankUnited, Inc. and John A. Kanas.

10.2   First Amendment to Employment Agreement, dated December 29, 2016, between BankUnited, Inc. and Rajinder P. Singh.

10.3   Restricted Share Unit Agreement, dated December 29, 2016, between BankUnited, Inc. and Rajinder P. Singh.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2017	BANKUNITED, INC.

/s/ Leslie N. Lunak
	Name:	Leslie N. Lunak
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Advisor and Restrictive Covenant Agreement, dated December 29, 2016, between BankUnited, Inc. and John A. Kanas.
10.2	First Amendment to Employment Agreement, dated December 29, 2016, between BankUnited, Inc. and Rajinder P. Singh.
10.3	Restricted Share Unit Agreement, dated December 29, 2016, between BankUnited, Inc. and Rajinder P. Singh.